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                                  EXHIBIT 4.4



                           UNIFI COMMUNICATIONS, INC.

                      1993 Incentive Stock Option Agreement
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     This Option Agreement, dated Date, is between UNIFI COMMUNICATIONS, INC., a
Delaware corporation (the "Company"), and Name (the "Optionee").
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                                 Option Summary
                                 --------------

                The following summary of the terms of this Option
                  is qualified in its entirety by the detailed
                       provisions that follow the summary.
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             Option Shares                (Shares)
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             Price per Share              (Price)
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             Expiration Date              (TerminationDate), subject to
                                          earlier termination upon
                                          termination of employment as
                                          set forth in Section 4 below
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             Vesting Provisions           See Section 5(b) below
           -----------------------------------------------------------



     1. Option Shares. Subject to the terms and conditions set forth herein and
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in the Amended and Restated 1993 Stock Option Plan of the Company (the "Plan"),
                                                                        ----
the Company grants to the Optionee, with effect on GrantDate, (the "Grant
                                                                    -----
Date"), an Option (the "Option") to purchase from the Company, on the terms set
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forth in the form of Stock Purchase Agreement attached hereto as Exhibit A, all
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or any part of a total of Shares shares (the "Option Shares") of the Company's
                                              -------------
Common Stock, par value $0.01 per share (the "Common Stock").
                                              ------------
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     2. Price. The price to be paid for the Option Shares shall be (Price) per
        -----
share.

     3. Character of Option. This Option is to be treated as an "incentive stock
        -------------------
option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     4. Termination of Option. The Option shall terminate on the earlier of (a)
        ---------------------
(TerminationDate) and (b) the Optionee's extension date, determined from the following table:

     Reason for Termination              Extension Date
     ----------------------              --------------

     physical or mental disability       6 months after termination

     death                               6 months after death

     other termination                   1 month after termination

Military or sick leave shall not be deemed a break in continuous employment provided that it does not exceed the longer of 90 days or the period during which the absent employee's re-employment rights are guaranteed by statute or by contract.


     5. Exercise of Option.
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                    (a) The Optionee shall be permitted to exercise this Option and purchase Option shares only to the extent the Option Shares are vested.

                    (b) (Vesting)

                    (c) Notwithstanding paragraph (b) above, the Option Shares shall become 100% vested in the event of (and immediately before) any consolidation or merger of the Company with or into another company in a transaction in which holders of the capital stock of the Company in their capacity as such hold less than 50% of the capital stock of the company surviving the transaction.

                    (d) If the Optionee's employment, consulting, or advisory relationship terminates before the Option is fully exercised, the Option may thereafter be exercised, to the extent (but only to the extent) exercisable at the time of termination, until the Option terminates pursuant to Section 4.

                    (e) Exercise of the option may be effected by the Optionee giving written notice, in the manner provided in Section 11, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or certified or bank check payable to the order of the Company in an amount equal to the option price of the shares to be purchased plus any required withholding tax (as determined under the Plan); provided, however, that after the date that any shares of Common Stock have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for sale to the public pursuant to an effective registration statement filed with the Securities and Exchange Commission, such payment may be made, at the election of the Optionee:
          (i) in cash or certified or bank check as provided above, (ii) in the form of Common Stock owned by the Optionee (based on the fair market value of the Common Stock on the day the Option is exercised, determined as provided in the Plan) evidenced by negotiable stock certificates registered in the sole name of the Optionee or the names of the Optionee and spouse, or (iii) in any combination of the consideration described in (i) and (ii) above. Receipt by the Company of such notice and payment shall constitute the exercise of the Option. Within 30 days thereafter, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares then being purchased by him or her. If any applicable regulation of the Securities and Exchange Commission or other public regulatory authority shall require the Company or the Optionee to register or qualify under the Securities Act, any similar federal statute then in force or any state law regulating the sale of securities, any Option Shares with respect to which notice of intent to exercise shall have been delivered to the Company or to take any other action in connection with such shares, the delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which the Company shall take in good faith and without any delay. All such action shall be taken by the Company at its own expense.

          6. Restriction Against Transfer of Option. During the lifetime of the
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Optionee, the Option may be exercised only by the Optionee. Except by will or by the laws of descent and distribution, the Option and all rights granted hereunder may not be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process.

          7. Capital Changes. In the event of any stock dividend payable in
             ---------------
Stock or any split-up or contraction in the number of shares of the Stock occurring after the date of this Agreement and prior to the exercise in full of the Option, the number of remaining shares subject to this Agreement and the price to be paid for each such share shall be proportionately adjusted. In case of any reclassification or other change of outstanding shares of the Stock, shares of Stock or other securities shall be delivered equivalent in kind and value to those shares an Optionee would have received if the Option had been exercised immediately prior to such reclassification or other change and had continued to hold the Option Shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of the exercise of the Option. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. Without limiting the provisions of Section 5(c), in case of any consolidation or merger of the Company with or into another company, or any sale or conveyance to another person of all or substantially all of the property of the Company, the Optionee shall, upon exercise of the Option in full or in part, receive shares of stock, securities, or other property equivalent in kind or value to what the Optionee would have received if the Optionee had exercised the Option to such extent immediately prior to such consolidation, merger, sale, or conveyance and had continued to hold the Option Shares (together with all other shares, stock, and securities issued in respect thereof) to the time of the exercise of the Option. Upon the dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time the Option has not terminated under Section 4) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent not theretofore exercised.

                    8. Reservation of Shares. The Company shall at all times
                       ---------------------
          during the term of this agreement reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirements of this agreement and shall pay all fees and expenses necessarily incurred by the Company in connection with this agreement and the issuance of Option Shares.

                    9. Limitation of Rights in Option Shares. The Optionee shall
                       -------------------------------------
          not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option shall have been exercised with respect thereto and in addition thereto a stock certificate shall have been issued therefor and delivered to the Optionee.

                   10.  Limitation of Rights. The Option confers upon the
                        --------------------
          Optionee no right to continue as an employee of, or consultant or advisor to, the Company and its subsidiaries and shall not interfere in any way with the right of the Company and its subsidiaries to terminate the employment or consulting or advisory relationship of the Optionee at any time or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of the Option.

                   11.  Communication. Any communication or notice required or
                        -------------
          permitted to be given under this agreement shall be in writing and mailed by registered or certified mail or delivered in hand, if to the Company, to 900 Chelmsford Street, Suite 312, Lowell, Massachusetts, 01851, and, if to the Optionee, to the address set forth below or such other address, in each case, as the addressee shall last have furnished by notice to the communicating party.

                   12.  Purchase for Investment.
                        -----------------------

                              (a) The Optionee represents to the Company that
                    any of the Option Shares at any time purchased upon the exercise of any portion of the Option will be acquired for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof except to the extent that the Option Shares purchased by the Optionee may be sold under a valid registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act.
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                              (b) Prior to the delivery of any Option Shares
                    upon the exercise of any portion of the Option, the Company may require that there be delivered to it a representation in writing, in substance and form satisfactory to counsel for the Company and signed by the Optionee, that such shares are being acquired in good faith for investment and not with a view to distribution, except to the extent that the Option Shares purchased by him may be sold under a valid registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act, and that the Optionee will not make or solicit any offers or transfers of any of the Option Shares in violation of the Securities Act, or any similar federal statute then in force, and regulations of the Securities and Exchange Commission thereunder.

                              (c) Any such representation shall include a
                    statement by the Optionee that, in making such representation: (i) he or she is aware that in the view of the Securities and Exchange Commission the statutory basis for exemption from registration of the Option Shares under the Securities Act would not be present if such representation meant merely that his present intention is to hold the Option Shares purchased by him for any fixed period after the date of the delivery of such shares to him in order to be entitled to treat any gain on the sale thereof as capital gain under the Internal Revenue Code, or for a deferred sale, or for a market rise expected within a fixed period, or for sale if such rise does not occur, or for any fixed period; (ii) he or she means that he or she does not intend to dispose of all or any part of the Option Shares, except as aforesaid, unless and until there shall have been a sufficient change in the pertinent circumstances, not now in contemplation, so that, in the opinion of counsel for the Company, such sale or disposition would not evidence a lack of a true investment intent on his part; and (iii) he or she understands that any routine sales of the Option Shares made in reliance upon Securities and Exchange Commission Rule 144 can be made only in limited amounts in accordance with the terms and conditions of that Rule, and that the Company does not intend to supply the Optionee with any information necessary to enable such Optionee to make routine sales of the Optioned Shares under Rule 144.

                              (d) The Company may place a legend on any
                    certificate or certificates issued pursuant hereto that the transfer of such certificate or certificates is restricted in accordance with the terms of this Section 12 and may make a "stop transfer" notation on the appropriate books of the Company.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

                                        UNIFI COMMUNICATIONS, INC.


                                         By:
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                                         UNIFI Communications, Inc. Officer



                                         ---------------------------------------
                                         Name, Optionee


                                         Number and Street:
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                                         City, State, Zip Code:
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